Exhibit 4.4

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of May 14, 2020 by and among Sunnova Energy International Inc., a Delaware corporation (the “Company”), and each of the parties listed on Schedule A hereto.

RECITALS

WHEREAS, this Agreement is made in connection with the closing of the issuance and sale of the Company’s 9.75% Convertible Senior Notes due 2025 (the “Notes”), upon the terms set forth in the Indenture by and among the Company and Wilmington Trust, National Association, as trustee, dated as of the date hereof (the “Indenture”); and

WHEREAS, in certain circumstances, the Notes will be convertible for (i) cash, (ii) shares of Common Stock (as defined below) or (iii) a combination thereof in accordance with the terms of the Notes and the Indenture;

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in that certain Second Amended and Restated Registration Rights Agreement, dated as of July 29, 2019, among the Company and each of the security holders of the Company party thereto (as amended through the date hereof, the “Existing Registration Rights Agreement”). In addition, for purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this Agreement, “Affiliates” of a Holder shall (a) include any funds managed, advised or sub-advised by a Holder or any of its Affiliates and (b) exclude any portfolio companies in which any funds managed, advised or sub-advised by a Holder or any of its Affiliates have invested.

1.2 “Agreement” shall have the meaning specified in the first paragraph of this Agreement.

1.3 “Automatic Shelf Registration Statement” shall mean a Registration Statement filed by a WKSI on Form S-3ASR.

1.4 “Business Day” means any day of the year on which national banking institutions in Houston, Texas are able to conduct business.

1.5 “Common Stock” means the common stock, par value $0.0001 per share, of the Company.

1.6 “Company” shall have the meaning specified in the first paragraph of this Agreement and shall include its successors.

1.7 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement of the Company, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.8 “Deferral Period” shall have the meaning set forth in 2.4(r).

1.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.10 “Existing Registration Rights Agreement” shall have the meaning set forth in Section 1.

1.11 “Form S-3” means such form under the Securities Act as in effect on the date hereof, Form F-3 or any registration form thereto under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.12 “Free Writing Prospectus” shall mean any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

1.13 “Holder” or “Holders” means, as applicable, (i) a holder from time to time of the Notes, or (ii) a person who is a beneficial owner of Registrable Securities or would become a beneficial owner of Registrable Securities if the Notes were convertible within 60 days.

1.14 “Indenture” means the Indenture relating to the Notes, dated the date hereof, by and among the Issuer and Wilmington Trust, National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

1.15 “Initial Holder” means a purchaser of the Notes pursuant to that certain Note Purchase and Exchange Agreement, dated as of May 13, 2020, by and among the Company and the purchasers named therein, or any Affiliate of such purchaser, that is a Holder.

1.16 “Notice Holder” shall mean, on any date, any Holder that has delivered a properly completed stockholder or noteholder questionnaire to the Company on or prior to such date.

1.17 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.18 “Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

1.19 “Registrable Securities” means the Notes and the shares of Common Stock issuable upon conversion of the Notes held by the Holders other than those that have (i) been registered under a Shelf Registration Statement and disposed of in accordance therewith, (ii) ceased to be outstanding, whether as a result of redemption, repurchase, cancellation, exchange or otherwise, or (iii) been sold or disposed of pursuant to Rule 144 under the Act.

1.20 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares or units (as applicable) of outstanding Common Stock that are Registrable Securities and the number of shares or units (as applicable) of Common Stock issuable (directly or indirectly) upon conversion of the Notes that are Registrable Securities.

1.21 “Registration Default” shall have the meaning set forth in Section 3.

1.22 “Registration Default Damages” shall have the meaning as set forth in Section 3.

1.23 “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

1.24 “SEC” means the U. S. Securities and Exchange Commission.

1.25 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.26 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.27 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.28 “Selling Holder Counselor” shall have the meaning set forth in Section 2.6(b).

1.29 “Shelf Registration Period” shall have the meaning set forth in Section 2.1(a).

1.30 “Shelf Registration Statement” shall mean a “shelf” Registration Statement of the Company filed pursuant to the provisions of Subsection 2.1 hereof which covers some or all of the Registrable Securities on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the SEC, amendments and supplements to such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

1.31 “WKSI” means a “well known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Shelf Registration.

(a) The Company shall use its commercially reasonable efforts to (i) file a Shelf Registration Statement (which shall be, if the Company is then a WKSI, an Automatic Shelf Registration Statement) with the SEC covering resales of the Registrable Securities on or prior to August 1, 2020 and to cause such Shelf Registration Statement to become effective no later than 60 days following the filing thereof; and (ii) keep such Shelf Registration Statement effective until the date on which there are no longer any Registrable Securities outstanding (such period, the “Shelf Registration Period”).

(b) The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such Registrable Security at any time during the applicable Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including, without limitation, the acquisition or divestiture of assets, or (y) permitted by Subsection 2.4(r) hereof.

(c) The Company shall use commercially reasonable efforts to notify the Holders of the anticipated effective date of the Shelf Registration Statement and deliver to the Holders a stockholder and/or noteholder questionnaire, as applicable, at least 15 Business Days prior to the anticipated effective date thereof. Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement, it will do so only in accordance with this Section 2.1(c). Each Holder seeking to sell Registrable Securities pursuant to a Shelf Registration Statement agrees that it shall:

(i) (A) complete and deliver a stockholder and/or noteholder questionnaire, as applicable, and such other information as the Company may reasonably request in writing, if any, to the Company at least 10 Business Days prior to the anticipated effective date of the Shelf Registration Statement as set forth in the notice to Holders or (B) in the event such Holder acquires Notes following the effective date of a Shelf Registration Statement, complete and deliver a stockholder and/or noteholder questionnaire and such other information as the Company may reasonably request in writing, if any, to the Company no later than 10 Business Days following the effective date of any transfer of Notes. If a Holder does not timely complete and deliver a stockholder or noteholder questionnaire or provide the other information the Company may reasonably request in writing, that

Holder will not be named as a selling securityholder in the Prospectus and will not be permitted to sell its Registrable Securities under the Shelf Registration Statement. From and after the effective date of the Shelf Registration Statement, the Company shall use reasonable best efforts, as promptly as is practicable after the date a stockholder and/or noteholder questionnaire is delivered, and in any event within 15 Business Days after such date, (x) if required by applicable law, to file with the SEC a post-effective amendment to the Shelf Registration Statement or to prepare and, if permitted or required by applicable law, to file a supplement to the related Prospectus or an amendment or supplement to any document incorporated therein by reference or file any other required document so that the Holder delivering such questionnaire is named as a selling securityholder in the Shelf Registration Statement, and so that such Holder is permitted to deliver the related Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable; provided, that the Company shall not be required to file more than one post-effective amendment or supplement to the related Prospectus in any 90-day period in accordance with this Subsection 2.1(c)(i); (y) provide such Holder, upon request, one copy of any documents filed pursuant to this Subsection 2.1(c)(i); and (z) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed or the filing of any supplement to the related Prospectus, pursuant to this Subsection 2.1(c)(i); provided, that if such questionnaire is delivered during a Deferral Period (as defined below), the Company shall so inform the Holder delivering such questionnaire and shall take the actions set forth in clauses (x), (y) and (z) of this Subsection 2.1(c)(i) upon expiration of the Deferral Period in accordance with Subsection 2.4(r) hereof. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in the Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Subsection 2.1(c) and who has complied with Subsection 2.1(c)(i)(B) above (whether or not such Holder was a Notice Holder at the effective date of the Shelf Registration Statement) shall be named as a selling securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements and subject to the limitations of this Subsection 2.1(c);

(ii) to the extent required by applicable law, deliver a Prospectus to the purchaser of such Common Stock or Notes; and

(iii) in the event the Holder becomes aware that any information supplied by such Holder in writing for inclusion in the Registration Statement or related Prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in the light of the circumstances then existing, (x) promptly notify the Company; (y) immediately discontinue any sale or other disposition of Registrable Securities pursuant to the Registration Statement until the filing of an amendment or supplement to such Prospectus as may be necessary so that such Prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and (z) use reasonable best efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.

2.2 [Reserved].

2.3 [Reserved].

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file a Shelf Registration Statement, including information regarding the Holders and the methods of distribution they have elected for their Registrable Securities provided to the Company in any stockholder or noteholder questionnaire as necessary to permit such distribution by the methods specified therein, with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective, and, to keep such Registration Statement effective for the Shelf Registration Period;

(b) ensure that (i) any Shelf Registration Statement, any amendment thereto forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(c) (i) prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Shelf Registration Statement, and the Prospectus used in connection with such Shelf Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such Shelf Registration Statement through the Shelf Registration Period, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 promulgated by the SEC under the Securities Act; and (iii) respond to any comments received from the SEC with respect to each Shelf Registration Statement or any amendment thereto;

(d) to the extent practicable, at least five (5) Business Days prior to filing any Shelf Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the holders of the Registrable Securities covered by such registration statement and their counsel, copies of all such documents proposed to be filed;

(e) furnish to the Holders, without charge, such numbers of copies of the signed Shelf Registration Statement, any post-effective amendment thereto, a Prospectus, including a preliminary Prospectus, as required by the Securities Act, any amendments or supplements thereto, any Free Writing Prospectus, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(f) use its commercially reasonable efforts to register and qualify the securities covered by such Shelf Registration Statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(g) [Reserved];

(h) cooperate with each Holder participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.;

(i) to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment;

(j) use its commercially reasonable efforts to cause all such Registrable Securities covered by such Shelf Registration Statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(k) (i) provide a transfer agent or trustee and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case, not later than the effective date of such registration and (ii) cooperate with any Holders to facilitate the timely preparation and delivery of book-entry interests representing Registrable Securities to be delivered to a transferee pursuant to a Shelf Registration Statement, which book-entry interests shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing;

(l) (1) in the case of Registrable Securities other than the Common Stock, use commercially reasonably efforts to provide for the deposit of such Registrable Securities with the Depository Trust Company (“DTC”) not later than the tenth business day after the effective date of the applicable Registration Statement, including the delivery of any opinions of counsel, letters of instruction and other documentation that may be required by the trustee or any other party to facilitate such Registrable Securities being held through the facilities of DTC; and (2) to the extent that the Company has certificated Notes constituting Registrable Securities, the Company will cooperate with each Holder, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, Exchange Act or other applicable securities laws, and to enable such Registrable Securities to be in such denominations and registered in such names as each Holder may request in writing. In connection therewith, if required by the Company’s transfer agent or the trustee for the Notes, the Company will promptly, after the effective date of the Registration Statement, cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to and maintained with such transfer agent or trustee, together with any other authorizations, certificates and directions required by the transfer agent or trustee which authorize and direct the transfer agent or trustee to issue any such Registrable Securities without any such legend upon sale by the Holder of such Registrable Securities under the Registration Statement;

(m) notify each Holder, promptly after the Company receives notice thereof, of the time when such Shelf Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Shelf Registration Statement has been filed;

(n) after such Shelf Registration Statement becomes effective, promptly notify each Holder of any (i) request by the SEC that the Company amend or supplement such Shelf Registration Statement or Prospectus or (ii) stop order or other order suspending the effectiveness of any Shelf Registration Statement, issued or threatened in writing by the SEC in connection therewith, and use its commercially reasonable efforts to amend or supplement such Shelf Registration Statement or Prospectus as requested by the SEC and to prevent the entry of such stop order or to remove it or obtain withdrawal of it as soon as practicable if entered;

(o) [Reserved];

(p) use its commercially reasonable efforts to obtain, at the time of effectiveness of each registration or, in the case of a shelf registration, at the time of pricing, and at the time of any sale pursuant to each registration, an opinion or opinions addressed to the Holders to be included in such registration in customary form and scope from legal counsel for the Company (who may be its internal legal counsel);

(q) promptly notify each seller of Registrable Securities covered by such registration, upon discovery by an executive officer of the Company that the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly thereafter prepare and file with the SEC and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

(r) upon the occurrence or existence of any pending corporate development, public filing with the SEC or any other business reason that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement, the Company shall give notice (without notice of the nature or details of such events) to the Holders that the availability of the Shelf Registration Statement is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus; provided, that the period during which the availability of the Shelf Registration Statement is suspended pursuant to this Subsection 2.4(r) (the “Deferral Period”) shall not exceed 60 days, provided that the Company may not invoke this right more than twice in any 12 month period, and at least 30 days must elapse between each Deferral Period; and

(s) enter into such agreements and take such other actions as the Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself and the Registrable Securities held by it as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration.

(a) The Company shall bear all expenses incurred in connection with the performance of its obligations under Subsections 2.1 and 2.4 hereof and shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall be a nationally recognized law firm experienced in securities matters designated by the Holders) to act as counsel for the Holders in connection therewith; provided, however, that such expenses shall not include, and the Company shall not have any obligation to pay, any underwriting fees, discounts or commissions attributable to the sale of such Registrable Securities, or any fees and expenses of any Broker-Dealer or other financial intermediary engaged by any Holder.

(b) All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Subsection 2.2, including all registration, filing, and qualification fees (including fees and expenses (a) with respect to filings required to be made with the trading market and (b) in compliance with applicable state securities or “Blue Sky” laws); printers’ and accounting fees; fees and disbursements of counsel, auditors and accountants for the Company; and the reasonable fees and disbursements of no more than one counsel for all selling Holders and other selling shareholders together (“Selling Holder Counsel”), shall be borne and paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a Registration Statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the Registration Statement, each Person (if any) who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any other Holder selling securities in such Registration Statement, and any controlling Person of any such Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, Damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) [Reserved].

(f) The obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) for so long as any Registrable Securities remain outstanding, (i) use its commercially reasonable efforts to file the reports required to be filed by it under Rule 144A(d)(4) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder, make publicly available other information so long as necessary to permit sales of such Holder’s Registrable Securities pursuant to Rules 144 and 144A of the Act and (ii) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)); provided, that nothing in this Subsection 2.9(a) shall be deemed to require the company to register any of its securities pursuant to the Exchange Act;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

3. Registration Default Damages.

3.1 Registration Defaults. If any of the following events shall occur (each, a “Registration Default”), then the Company shall pay liquidated damages (the “Registration Default Damages”) to the applicable Holders as follows:

(a) if the Shelf Registration Statement (which shall be, if the Company is then a WKSI, an Automatic Shelf Registration Statement) is not filed with the Commission and effective as required under Subsection 2.1(a) hereof, then commencing on October 1, 2020, Registration Default Damages shall accrue on the outstanding principal amount of the Notes, at a rate per annum equal to 0.25% of the outstanding principal amount of the Notes to, and including, the 90th day following such Registration Default, increasing by 0.25% per annum every 90 days thereafter to a maximum of 2.00% per annum; or

(b) if the Shelf Registration Statement has been declared or becomes effective but ceases to be effective for the offer and sale of the Common Stock constituting Registrable Securities, other than (i) in connection with a Deferral Period or (ii) as a result of a requirement to file a post-effective amendment or supplement to the Prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein, at any time during the Shelf Registration Period and the Company does not cure the lapse of effectiveness or usability within 30 days (or, if a Deferral Period is then in effect and subject to the ten Business Day filing requirement and the proviso regarding the filing of post-effective amendments in Subsection 2.1(c) with respect to any stockholder or noteholder questionnaire received during such period, within 30 days following the expiration of such Deferral Period or period permitted pursuant to Subsection 2.1(c)), then commencing on the day following such thirtieth day, Registration Default Damages shall accrue on the outstanding principal amount of the Notes at a rate per year equal to 0.25% of the outstanding principal amount of the Notes to, and including, the 90th day following such Registration Default, increasing by 0.25% per annum every 90 days thereafter to a maximum of 2.00% per annum; or

(c) if the Company through its omission fails to name as a selling securityholder any Holder that had complied timely with its obligations hereunder in a manner to entitle such Holder to be so named in (i) the Shelf Registration Statement at the time it first became effective or (ii) any Prospectus at the later of the time of filing thereof or the time the Shelf Registration Statement of which the Prospectus forms a part becomes effective, then commencing on the day following the effective date of such Shelf Registration Statement or the time of filing of such Prospectus, Registration Default Damages shall accrue on the outstanding principal amount of the Notes held by such Holder at a rate per year equal to 0.25% of the outstanding principal amount of the Notes to, and including, the 90th day following such Registration Default, increasing by 0.25% per annum every 90 days thereafter to a maximum of 2.00% per annum; or

(d) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Subsection 2.4(r) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Registration Default Damages shall accrue on the aggregate outstanding principal amount of the Notes at a rate per year equal to 0.25% of the outstanding principal amount of the Notes to, and including, the 90th day following such Registration Default, increasing by 0.25% per annum every 90 days thereafter to a maximum of 2.00% per annum;

provided, that the Registration Default Damages rate on the Notes shall not exceed in the aggregate 2.00% per annum and shall not be payable under more than one clause above for any given period of time, except that if Registration Default Damages would be payable because of more than one Registration Default at separate rates per annum, then the Registration Default Damages rate shall be the highest rate per annum of the applicable Registration Defaults. Other than the obligation of the Company to pay Registration Default Damages in accordance with this Section 3, the Company will not have any liability for Damages with respect to a Registration Default. If a Registration Default occurs after a Holder has converted its Notes into, Common Stock, such Holder shall not be entitled to any compensation with respect to such Common Stock.

3.2 Cure of Registration Defaults. Upon (1) in the case of Subsection 3.1(a), the effectiveness of the Shelf Registration Statement, (2) in the case of Subsection 3.1(b), such time as the Shelf Registration Statement which had ceased to remain effective or usable for resales again becomes effective for resales, (3) in the case of Subsection 3.1(c), the time such Holder is permitted to sell its Registrable Securities pursuant to any Shelf Registration Statement in accordance with applicable law or (4) in the case of Subsection 3.1(d), the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Subsection 2.4(r) to be exceeded, the Registration Default Damages shall cease to accrue.

3.3 Payment of Registration Default Damages. Any amounts of Registration Default Damages due pursuant to this Section 3 will be payable in cash on the next succeeding interest payment date to Holders entitled to receive such Registration Default Damages on the relevant record dates for the payment of interest. If a Note ceases to be outstanding during any period for which Registration Default Damages are accruing (as a result of the holder exercising its exchange or conversion rights or otherwise), the Company will pay the liquidated damages with respect to such Note only for the period of time that such Note remained outstanding during which such Registration Default Damages were accruing.

4. Miscellaneous.

4.1 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Registrable Securities, and the indemnified persons referred to in Subsection 2.8 hereof. The Company hereby agrees to extend the benefits of this Agreement to any Holder, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

4.2 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.3 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

4.4 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 4.4.

4.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Holders of sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then outstanding; provided, that, with respect to any matter that directly or indirectly affects the rights of any Initial Holder, the Company shall obtain the written consent of each such Initial Holder against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 3 hereof shall be effective as against any Holder unless consented to in writing by such Holder; provided, further, that the provisions of this Subsection 4.5 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Initial Holders and each Holder.

4.6 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

4.7 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof (other than any lock-up or similar agreement between any Holder and any underwriter), and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. By their entry into this Agreement, it is the intention of the parties to terminate that certain Registration Rights Agreement dated as of December 23, 2019 among the Company and the parties listed therein and such prior Registration Rights Agreement is hereby terminated by the parties thereto and of no further force or effect.

4.8 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York. Each of the parties to this Agreement consents and agrees that any action to enforce this Agreement or any dispute, whether such dispute arises in law or equity, arising out of or relating to this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York or any New York State Court sitting in New York City. The parties hereto consent and agree to submit to the exclusive jurisdiction of such courts. Each of the parties to this Agreement waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party and such party’s property is immune from any legal process issued by such courts or (ii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum.

4.9 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

4.10 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.11 Other Interpretive Matters. For purposes of this Agreement, (a) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded, and if the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day, (b) unless the context otherwise requires, all references in this Agreement to any “Section,” “Subsection” or “Exhibit” are to the corresponding Section, Subsection or Exhibit of this Agreement, (c) the word “including,” or any variation thereof, means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it, and (d) all references to dollar amounts are expressed in United States Dollars. As used herein, the singular shall include the plural, the plural shall include the singular and any use of the male or female gender shall include the other gender, all wherever the same shall be applicable and when the context shall admit or require.

4.12 No Recourse. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, and notwithstanding the fact that the Holders or their Affiliates or any of their or their successors or permitted assignees may be a partnership or a limited liability company, the Company, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that no Person other than the Holders and their respective successors and permitted assignees shall have any obligation hereunder, and that it has no rights of recovery against, and no recourse hereunder against, any former, current or future director, officer, agent, advisor, attorney, representative, Affiliate, manager or employee of any Holder (or any of its successors or assignees), against any former, current or future general or limited partner, manager, member or stockholder of any Holder or any Affiliate thereof or against any former, current or future director, officer, agent, advisor, attorney, representative, employee, Affiliate, assignee, general or limited partner, stockholder, manager or member of any of the foregoing, whether by or through attempted piercing of the corporate veil, by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law.

4.13 Specific Performance. The rights of each party to consummate the transactions contemplated hereby are agreed to be unique, and recognizing that the remedy at law for any breach or threatened breach by a party hereto of the agreements and conditions set forth herein would be inadequate, and further recognizing that any such breach or threatened breach would cause immediate, irreparable and permanent damage to the parties, the extent of which would be impossible or difficult to ascertain, the parties hereto agree that in the event of any such breach or threatened breach, and in addition to any and all remedies at law or otherwise provided herein, any party hereto may specifically enforce the terms of this Agreement and may obtain temporary and/or permanent injunctive relief (including a mandatory injunction) without the necessity of proving actual damage or the lack of an adequate remedy at law and, to the extent permissible under applicable rules, provision and statutes, a temporary injunction may be granted immediately upon the commencement of any suit hereunder regardless of whether the breaching party or parties have actually received notice thereof. Such remedy shall be cumulative and not exclusive, and shall be in addition to any other remedy or remedies available to the parties.

[Remainder of Page Intentionally Left Blank]

COMPANY:

SUNNOVA ENERGY INTERNATIONAL INC.

By:	/s/ Robert L. Lane
Name:	Robert L. Lane
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

HOLDERS:

MTP ENERGY MASTER FUND LLC
By MTP Energy Management LLC, its managing member
By Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

MTP Emerald Fund LLC
By MTP Energy Management LLC, its Manager
By Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

MTP Energy Opportunities Fund III LLC

By: MTP Energy Management LLC, its managing member
By: Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

[Signature Page to Registration Rights Agreement]

TORTOISE ENERGY INFRASTRUCTURE CORP.
By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

TORTOISE MIDSTREAM ENERGY FUND, INC.
By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC
By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

TORTOISE DIRECT OPPORTUNITIES FUND II, LP
By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

TORTOISE ESSENTIAL ASSETS INCOME TERM FUND
By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

PRINCIPAL DIVERSIFIED SELECT REAL ASSET FUND
By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/ Stephen Pang
Name:	Stephen Pang
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

KAYNE MULTIPLE STRATEGY FUND, L.P.
By: Kayne Anderson Capital Advisors, L.P., its general partner

By: Kayne Anderson Investment Management, Inc., its general partner

By:	/s/ Paul Blank
Name:	Paul Blank
Title:	Chief Operating Officer

KAYNE SOLUTIONS FUND, L.P.
By: Kayne Solutions Marketable Securities, LLC, as its nominee

By:	/s/ Jon Levinson
Name:	Jon Levinson
Title:	Managing Partner, Kayne Solutions Fund GP, L.P., manager of Kayne Solutions Marketable Securities LLC

SAN BERNARDINO COUNTY EMPLOYEES’ RETIREMENT ASSOCIATION
By: Kayne Anderson Capital Advisors, L.P., its investment manager

By:	/s/ Paul Blank
Name:	Paul Blank
Title:	Chief Operating Officer

By:	/s/ Michael O’Neil
Name:	Michael O’Neil
Title:	Chief Compliance Officer

[Signature Page to Registration Rights Agreement]

TFGI HOLDINGS LLC
By: Kayne Solutions Manager, L.P., its investment manager

By:	/s/ Jon Levinson
Name:	Jon Levinson
Title:	Managing Partner

[Signature Page to Registration Rights Agreement]

LIBERTY MUTUAL OPPORTUNISTIC INVESTMENTS LLC

By:	/s/ Thoms Gaylord
Name:	Thomas Gaylord
Title:	Vice President

[Signature Page to Registration Rights Agreement]

QSIP LP
By: Newlight Partners LP, its investment manager

By:	/s/ David Taylor
Name:	David Taylor
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

SCI PARTNERS LP

By:	/s/ David Taylor
Name:	David Taylor
Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

SCHEDULE A

Holders
Name	Address

MTP Energy Master Fund LLC	1603 Orrington Ave., 13th Floor Evanston, IL 60201

Tortoise Energy Infrastructure Corp.	5100 W. 115th Place Leawood, KS 66211

Tortoise Midstream Energy Fund, Inc.	5100 W. 115th Place Leawood, KS 66211

Tortoise Power and Energy Infrastructure Fund, Inc.	5100 W. 115th Place Leawood, KS 66211

Tortoise Direct Opportunities Fund II, LP	5100 W. 115th Place Leawood, KS 66211

Tortoise Essential Assets Income Term Fund	5100 W. 115th Place Leawood, KS 66211

Principal Diversified Select Real Asset Fund	5100 W. 115th Place Leawood, KS 66211

Kayne Multiple Strategy Fund, L.P.	1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067

Kayne Solutions Solutions Fund, L.P.	1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067

San Bernardino County Employees’ Retirement Association	1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067

TFGI Holdings LLC	1800 Avenue of the Stars, 3rd Floor Los Angeles, CA 90067

Liberty Mutual Opportunistic Investments LLC	175 Berkeley Street Boston, MA 02116

MTP Emerald Fund LLC	1603 Orrington Ave., 13th Floor Evanston, IL 60201

MTP Energy Opportunities Fund III LLC	1603 Orrington Ave., 13th Floor Evanston, IL 60201

QSIP LP	c/o Soros Fund Management LLC, 250 West 55th Street, New York, NY 10019

SCI Partners LP	c/o Newlight Partner LP, 390 Park Avenue, 10th Floor, New York, NY 10022